                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12
                                  Huntco Inc.
                                 ------------
                 (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:
      ________________________________________________________________________
   2) Aggregate number of securities to which transaction applies:
      ________________________________________________________________________
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ________________________________________________________________________
   4) Proposed maximum aggregate value of transaction:
      ________________________________________________________________________
   5) Total fee paid:
      ________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:
      ________________________________________________________________________
   2) Form, Schedule or Registration Statement No.:
      ________________________________________________________________________
   3) Filing Party:
      ________________________________________________________________________
   4) Date Filed:
      ________________________________________________________________________

                                 HUNTCO INC.

                                 NOTICE OF
                       ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD SEPTEMBER 11, 1997

To the Shareholders:

  The Annual Meeting of Shareholders of Huntco Inc. (the "Company"), a Missouri corporation, will be held at Forest Hills Country Club, located at 36 Forest Club Drive, Chesterfield, Missouri 63005, on Thursday, September 11, 1997, at 10:00 a.m., local time, for the following purposes:

     1.     To elect two directors; and

     2. To transact such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed the close of business on July 18, 1997 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.

                                             By order of the Board of Directors



                                             ANTHONY J. VERKRUYSE
                                             Vice President and Secretary


August 1, 1997


     Even if you expect to attend the meeting in person, please mark, date and sign the enclosed proxy and return it in the enclosed return envelope, which does not require postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

                                    HUNTCO INC.

                                  PROXY STATEMENT

                           ANNUAL MEETING OF SHAREHOLDERS


     The enclosed proxy is solicited on behalf of the Board of Directors of Huntco Inc. (the "Company") for use at the Annual Meeting of its shareholders (the "Annual Meeting") to be held September 11, 1997 at 10:00 a.m. local time at Forest Hills Country Club, located at 36 Forest Club Drive, Chesterfield, Missouri 63005. If the proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised either by written notice to the Secretary of the Company or by attending the meeting and voting in person. If no contrary instructions are indicated on the proxy, the proxy will be voted FOR the election of the two nominees named herein as directors. If matters other than the election of directors properly come before the Annual Meeting, the proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of the Company.

     The Company's principal executive offices are located at 14323 South Outer Forty, Suite 600 N., Town & Country, Missouri 63017. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about August 1, 1997.


               VOTING, VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

GENERAL

     Only the holders of record of the Company's Class A Common Stock, $.01 par value per share (the "Class A Shares") and of the Company's Class B Common Stock, par value $.01 per share (the "Class B Shares") (collectively the "Common Stock"), as of the close of business on July 18, 1997, will be entitled to notice of, and to vote, either in person or by proxy, at the Annual Meeting and all adjournments thereof. At the close of business on July 18, 1997, 5,292,000 and 3,650,000 Class A Shares and Class B Shares, respectively, were issued and outstanding. Each Class A Share is entitled to one vote per share, and each Class B Share is entitled to ten votes per share, on all matters to be submitted to the vote of the shareholders. Therefore, the holders of the Class A Shares and the Class B Shares are entitled to 5,292,000 and 36,500,000 votes, respectively.

     The Class A Shares and the Class B Shares will vote as a single class with respect to the election of directors. A majority of the aggregate of the outstanding Class A Shares and the Class B Shares which are present in person or represented by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies or ballots which are marked to "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     Under the law of Missouri, the state in which the Company is incorporated, the affirmative vote of a majority of the aggregate number of votes represented by the Class A Shares and the Class B Shares which are present in person or represented by proxy at a meeting at which a quorum is present, is required to elect directors. Because a director must receive a majority of the votes cast to be elected, even if such director otherwise received a plurality, proxies or ballots marked to "withhold authority" in the election of directors have the same effect as a vote against such nominee or nominees.

     As a practical matter, the act of withholding a vote for one or more of the Board's nominees, or the act of writing in the name of one or more other candidates for election to the Board, will have no effect in the election of directors. Huntco Acquisitions Holding, Inc. ("Acquisitions") and Huntco Farms, Inc. ("Farms"), both of which are owned and controlled by the Company's Chairman of the Board and Chief Executive Officer and which collectively control 87.4% of the total Company vote by virtue of their ownership of all of the Company's issued and outstanding Class B Shares, have indicated their intent to vote for the Board of Directors' slate of nominees.



HOLDINGS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The table below indicates certain information as of July 18, 1997, regarding the beneficial ownership of the Class A Shares and the Class B Shares by (i) each director of the Company, including the nominees for election as directors, (ii) each executive officer named in the Summary Compensation Table, including the Company's Chairman of the Board and Chief Executive Officer,
(iii) companies owned and controlled by the Company's Chairman of the Board and Chief Executive Officer, and (iv) all executive officers and directors of the Company as a group.

                          Number of        Number of      Percent of Total<F1>
                           Class A          Class B       -------------------    Percent of Total
Name                       Shares           Shares        Class A    Class B     Voting Power<F2>
----                       ------           ------        -------    -------     ---------------
B.D. Hunter<F3><F4>         72,000<F5>     3,650,000       1.4%      100.0%          87.4%

Huntco Acquisitions
 Holding, Inc.<F3><F4>         -           3,145,000        -         86.2%          75.3%

Huntco Farms, Inc.<F3><F4>     -             505,000        -         13.8%          12.1%

Robert J. Marischen<F4>    231,308<F6>          -          4.2%         -             <F7>

Terry J. Heinz             204,764<F8>          -          3.7%         -             <F7>

Donald E. Brandt             5,150<F9>          -          <F7>         -             <F7>

James J. Gavin, Jr.         73,750<F10>         -          1.4%         -             <F7>

Michael M. McCarthy         61,250<F11>         -          1.2%         -             <F7>

All executive officers
 and directors as a
 group (6 persons)<F12>    611,222<F13>    3,650,000      10.7%      100.0%          88.0%

<F1>     The percent of ownership of Class A Shares and Class B Shares has been calculated in accordance with the rules promulgated by the Securities and Exchange Commission (the "SEC").  The
numerator is comprised of the number of Class A Shares or Class B Shares, as appropriate, owned by the individual or entity (and with respect to the Class A Shares, the number of Class A Shares issuable upon exercise of stock options granted under the Huntco Inc. 1993 Incentive Stock Plan
(the "1993 Plan") which are currently exercisable or which will become exercisable within sixty days of July 18, 1997).  The denominator is comprised of the number of shares represented by all of the issued and outstanding shares of that class (including, with respect to the Class A
Shares, the number of Class A Shares issuable upon exercise of stock options granted under the
1993 Plan and which are immediately exercisable (or will be exercisable within sixty days of July
18, 1997), awarded to such individual, but excluding the number of Class A Shares issuable upon exercise of options granted to any other individual).

<F2>     The percent of total voting power has also been calculated in accordance with the rules promulgated by the SEC.  The numerator is comprised of the number of votes appertaining to each share owned by the individual or entity (plus the number of votes represented by Class A Shares issuable upon exercise of stock options granted under the 1993 Plan which are currently exercisable or which will become exercisable within sixty days of July 18, 1997).  The denominator is comprised of the number of votes represented by all of the issued and outstanding shares of Common Stock plus the number of votes represented by the Class A Shares issuable upon exercise of stock options granted under the 1993 Plan and which are immediately exercisable (or will be exercisable within sixty days of July 18, 1997) awarded to such individual, but excluding the votes represented by Class A Shares issuable upon exercise of options granted to any other individual.

<F3>     Mr. B. D. Hunter, the Company's Chairman of the Board and Chief Executive Officer, owns all of the outstanding preferred stock of Huntco Enterprises, Inc. ("Huntco Enterprises"), which, in conjunction with the shares of common stock over which he shares voting control as trustee of various Trusts (as defined below), gives him substantially all of the voting control of that entity.  Huntco Enterprises is the ultimate parent company of Farms and Acquisitions.
Substantially all of the remaining shares of Farms and Acquisitions are owned by other persons or trusts with whom Mr. Hunter is affiliated.  Therefore, Mr. Hunter has or shares voting control with respect to substantially all of the Class B Shares owned by Acquisitions and Farms.  The business address of Mr. Hunter, Farms and Acquisitions is 14323 S. Outer Forty, Suite 600 N.,
Town & Country, Missouri 63017.

<F4>     Mr. B. D. Hunter and Mr. Robert J. Marischen are co-trustees of certain trusts created by Mr. Hunter for the benefit of his children (the "Trusts").  Mr. Marischen and another individual are co-trustees of certain trusts for the benefit of Mr. Hunter's grandchildren (the
"Grandchildren's Trusts").  The Trusts and the Grandchildren's Trusts own all of the common stock of Huntco Enterprises.  Under the terms of the Trusts and the Grandchildren's Trusts, the co-trustees must approve the voting and investment decisions with respect to shares held by the
Trusts and the Grandchildren's Trusts.  Accordingly, Messrs. Hunter and Marischen share voting and investment power over the 3,650,000 Class B Shares owned by Farms and Acquisitions.
Additionally, Mr. Hunter owns all of the outstanding preferred stock of Huntco Enterprises which, in conjunction with the shares of common stock over which he shares voting control as trustee of the Trusts, gives him substantially all of the voting control of that entity.  Mr. Marischen disclaims beneficial ownership of the Class B Shares owned by Farms and Acquisitions, and these
Class B Shares are not reflected in the table herein as being beneficially owned by Mr.
Marischen.

<F5>     Sole voting and investment power over 35,000 Class A Shares which includes 30,000 Class
A Shares issuable upon exercise of stock options granted under the 1993 Plan.  Does not include
40,000 Class A Shares underlying stock options granted under the 1993 Plan which are not deemed to be currently exercisable.  Shared voting and investment power over 37,000 Class A Shares owned by a corporation of which Mr. Hunter is the owner of 49% of the issued and outstanding voting capital stock and Mr. Marischen is the owner of 51% of the issued and outstanding voting capital stock.  Due to the nature of the professional relationship between Messrs. Hunter and Marischen, these 37,000 Class A Shares are deemed to be owned by each of them.

<F6>     Sole voting and investment power over 190,144 Class A Shares which includes 180,000
Class A Shares issuable upon exercise of stock options granted to Mr. Marischen under the 1993
Plan.  Does not include 40,000 Class A Shares underlying stock options granted under the 1993
Plan which are not exercisable.  Shared voting and investment power over 37,411 Class A Shares.
Of these Class A Shares, 37,000 are the Class A Shares owned by the company which is owned by
Messrs. Marischen and Hunter described with more particularity in Note 5 above.  The remaining
411 Class A Shares over which Mr. Marischen is deemed to share voting and investment power are registered in the name of Mr. Marischen's spouse.  Mr. Marischen maintains 3,753 Class A Shares in his account in the Huntco Inc. 401(k) Retirement Savings Plan (the "Retirement Savings Plan").
Mr. Marischen and two other Company employees are co-trustees of a trust (the "401(k) Trust")
established for the purpose of holding and investing assets of the Retirement Savings Plan.  The trustees make voting decisions with respect to the Class A Shares held by the 401(k) Trust.
Therefore, Mr. Marischen has shared voting power over a total of 34,332 Class A Shares owned by the 401(k) Trust, although he disclaims beneficial ownership of the Class A Shares owned by that trust except for the 3,753 Class A Shares allocated to his account in the Retirement Savings Plan noted above.

<F7>     Less than 1%.

<F8>     Sole voting and investment power over 183,190 Class A Shares which includes 180,000
Class A Shares issuable upon exercise of options granted to Mr. Heinz under the 1993 Plan.  No voting power over 1,574 Class A Shares allocated to Mr. Heinz's account in the Retirement Savings
Plan.  Does not include 40,000 Class A Shares underlying stock options granted under the 1993
Plan which are not deemed to be exercisable.  Shared voting and investment power over 20,000
Class A Shares held in a general partnership of which Mr. Heinz has a one-third interest.

<F9>     Sole voting and investment power over 5,150 Class A Shares which includes 2,750 Class A
Shares issuable upon exercise of stock options granted to Mr. Brandt under the 1993 Plan.  Does not include 2,250 Class A Shares underlying stock options granted under the 1993 Plan which are not deemed to be exercisable.

<F10>     Sole voting and investment power over 63,750 Class A Shares which includes 2,750 Class
A Shares issuable upon exercise of stock options granted to Mr. Gavin under the 1993 Plan.
Includes 10,000 Class A Shares held by a charitable foundation of which Mr. Gavin is President, but with respect to which Class A Shares Mr. Gavin disclaims beneficial ownership.  Does not include 2,250 Class A Shares underlying stock options granted under the 1993 Plan which are not deemed to be exercisable.

<F11>     Sole voting and investment power over 9,750 Class A Shares which includes 2,750 Class A
Shares issuable upon exercise of stock options granted to Mr. McCarthy under the 1993 Plan.  Does not include 2,250 Class A Shares underlying stock options granted under the 1993 Plan which are not deemed to be exercisable.  Mr. McCarthy disclaims beneficial ownership of 51,500 Class A
Shares owned by companies affiliated with Mr. McCarthy.

<F12>     Messrs. Hunter and Marischen have voting and investment control over all of the Class B
Shares owned by Acquisitions and Farms.

<F13>     Includes 398,250 Class A Shares issuable upon exercise of options granted to directors and executive officers under the 1993 Plan.


     The following table sets forth information as of July 18, 1997, regarding all persons known to be the beneficial owners of more than five percent of the Company's Class A Shares who are not connected with the Company otherwise than through ownership of the Class A Shares.

                                                                 Percent of
                                         Number of             Class A Shares
     Name and Address                 Class A Shares            Outstanding
     ----------------                 --------------           --------------
FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109             360,600<F1>                  6.8%

The Crabbe Huson Group, Inc.
121 SW Morrison, Suite 1400
Portland, Oregon 97204                  760,600<F2>                 14.4%

Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, New York 10020                461,500<F3>                  8.7%

Weiss, Peck & Greer, L.L.C.
One New York Plaza
New York, NY 10004                      546,200<F4>                 10.3%

Mellon Bank Corporation
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258          548,000<F5>                 10.4%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401          341,100<F6>                  6.4%

<F1>     The information in this footnote is provided pursuant to Amendment No. 1 to Schedule 13G dated February 14, 1997 ("FMR 13G") filed with the SEC by FMR Corp. ("FMR"), Fidelity Management and Research Company, a wholly-owned subsidiary of FMR ("Fidelity") and two shareholders and directors of FMR, including Edward C. Johnson 3d, FMR's chairman ("Johnson"), a copy of which filing was provided to the Company by FMR.  Of the 360,600 Class A Shares shown as owned by FMR,
189,000 are reported as being beneficially owned by Fidelity which is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 (the "Investment Advisors
Act") as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Investment Company Act").  The
remaining 171,600 Class A Shares are reported as being beneficially owned by Fidelity Management
Trust Company ("Fidelity Trust"), a wholly-owned subsidiary of FMR and a "bank" as defined in
Section 3(a)(6) of the Securities Exchange Act of 1934 (the "Exchange Act").  Johnson reports beneficial ownership of the entire 360,600 Class A Shares. Both FMR and Johnson report sole dispositive power with respect to all 360,600 Class A Shares.  Neither FMR nor Johnson report any voting power over the Class A Shares beneficially owned by Fidelity.  Fidelity carries out the voting of these Class A Shares under written guidelines established by the boards of trustees of various funds.  Of the 171,600 Class A Shares reported as beneficially owned by Fidelity Trust,
FMR and Johnson have sole voting power over 146,500 Class A Shares and no voting power over the remaining 25,100 Class A Shares which the FMR 13G reports as being owned by institutional accounts.

<F2>     The information in this footnote is provided pursuant to Amendment No. 2 to Schedule 13G dated April 1, 1997 and filed with the SEC by The Crabbe Huson Group, Inc., which reports that it is an investment advisor registered under the Investment Advisors Act.  The Crabbe Huson Group,
Inc. reports shared voting and investment power over the Class A Shares deemed beneficially owned by it.

<F3>     The information in this footnote is provided pursuant to Amendment No. 1 to Schedule 13G dated April 7, 1997 and filed with the SEC by Lazard Freres & Co. LLC ("Lazard"), which reports that it is a broker or dealer registered under Section 15 of the Exchange Act.  Lazard reports sole voting and investment power over the Class A Shares reported as beneficially owned by it, which represents 8.7% of the issued and outstanding Class A Shares.

<F4>     The information in this footnote is provided pursuant to Amendment No. 1 to Schedule 13G dated January 31, 1997 and filed with the SEC by Weiss, Peck & Greer, L.L.C. ("WP&G"), which reports that it is a broker or dealer registered under the Exchange Act and an investment advisor registered under the Investment Advisors Act.  WP&G reports shared voting and investment power over the Class A Shares reported in the aforementioned Amendment No. 1 to Schedule 13G.  The number of Class A Shares WP&G reports that it holds for the discretionary accounts of certain of its clients represents 10.3% of the issued and outstanding Class A Shares.  WP&G expressly disclaims beneficial ownership of the Class A Shares reported in the aforementioned Schedule 13G.

<F5>     The information in this footnote is provided pursuant to Amendment No. 3 to Schedule 13G dated June 6, 1997 filed with the SEC by Mellon Bank Corporation, Mellon Bank N.A., The Dreyfus
Corporation, and Dreyfus Variable Investment Fund - Small Capital Portfolio.  A copy of this filing was provided to the Company by Mellon Bank Corporation.  Mellon Bank Corporation reports that it is a parent holding company with respect to its direct or indirect subsidiaries, Mellon
Bank N.A., which is a "bank" as that term is defined in the Exchange Act, The Dreyfus
Corporation, which is an investment advisor registered under the Investment Advisors Act, and
Dreyfus Variable Investment Fund - Small Capital Portfolio, which is an investment company registered under the Investment Company Act.  Mellon Bank Corporation reports sole voting power over all 548,000 Class A Shares, sole investment power over 51,000 Class A Shares and shared investment power over 497,000 Class A Shares.  Mellon Bank N.A. reports sole voting power over
539,000 Class A Shares, sole investment power over 41,000 Class A Shares, and shared investment power over 497,000 Class A Shares.  The Dreyfus Corporation reports sole voting and shared investment power over 497,000 Class A Shares.  The Dreyfus Variable Investment Fund - Small
Capital Portfolio reports sole voting and shared investment power over 449,800 Class A Shares.
This filing indicates that it is not to be construed as an admission that Mellon Bank Corporation or its direct or indirect subsidiaries are the beneficial owners of the securities covered by the filing.

<F6>     The information set forth in the table opposite the reference to Dimensional Fund
Advisors, Inc. and in the next two sentences was prepared by such reporting person and furnished to the Company on May 23, 1997.  "Dimensional Fund Advisors Inc. ( Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 341,100 [Class A Shares] as of
3/31/97, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a
Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager.  Dimensional disclaims beneficial ownership of all such shares."
Dimensional reports that it is deemed to have sole voting power over 222,500 Class A Shares, and sole dispositive power over 341,100 Class A Shares.  The information furnished by Dimensional to the Company on May 23, 1997 provides that "Persons who are officers of Dimensional Fund Advisors
Inc. also serve as officers of DFA Investment Dimensions Group Inc., (the  Fund') and The DFA
Investment Trust Company (the  Trust'), each an open-end management investment company registered under the Investment Company Act of 1940.  In their capacity as officers of the Fund and the
Trust, these persons vote 41,500 additional [Class A] shares which are owned by the Fund and
77,100 [Class A] shares which are owned by the Trust (both included in sole dispositive power)."



                       PROPOSAL 1:  ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     The Company's Restated Articles of Incorporation and the Bylaws as amended provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has six directors. Two members are to be elected to the Board of Directors at the 1997 Annual Meeting, each to serve for a term of three years. Both of the nominees comprising the Board of Directors' slate of nominees at the Annual Meeting, Messrs. Donald E. Brandt and Michael M. McCarthy, are currently directors of the Company.

     The persons named in the enclosed form of proxy intend to vote such proxy for the election of Messrs. Brandt and McCarthy as directors of the Company, unless the shareholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If the proxy card is signed and returned without any direction given, shares will be voted for the election of Messrs. Brandt and McCarthy. The Board of Directors has no reason to doubt the availability of either of the nominees and both have indicated their willingness to serve if so elected. If either or both the nominees shall decline or are unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

                  Information as of July 1, 1997 Regarding the Nominees for Directors
                           to be Elected in 1997 for Terms Ending in 2000
                           ----------------------------------------------
                                     Present Term
          Name                 Age     Expires               Business Experience
          ----                 ---     -------     --------------------------------------------
Donald E. Brandt<F1><F2>       42       1997       Director of the Company since May 1993. Senior
                                                   Vice President-Finance and Corporate Services
                                                   of Union Electric Company, a publicly held
                                                   electric utility company since July 1993;
                                                   Senior Vice President-Finance and Accounting
                                                   of Union Electric Company for the five year
                                                   period prior thereto.  Chairman of the Board
                                                   of St. Louis Equity Fund, Inc.; Trustee of
                                                   Maryville University; Director of St. Louis
                                                   Regional Housing Alliance and member of the
                                                   Board of Governors of Cardinal Glennon
                                                   Children's Hospital.

Michael M. McCarthy<F1><F2>    58       1997       Director of the Company since May 1993.
                                                   Chairman of the Board and Chief Executive
                                                   Officer of McCarthy Building Companies, a
                                                   large, privately-owned commercial construction
                                                   company, since 1977; Chairman and Chief
                                                   Executive Officer of McCarthy Brothers Company
                                                   since 1976.  Director of Mark Twain
                                                   Bancshares, Inc. until April 25, 1997.

           Information as of July 1, 1997 Regarding the Directors Who are Not Nominees
                      for Election and Whose Terms Continue Beyond 1997
                      -------------------------------------------------
                                     Present Term
          Name                  Age    Expires               Business Experience
          ----                  ---    -------     --------------------------------------------

James J. Gavin, Jr.<F1><F2><F3> 74      1998       Director of the Company since May 1993.
                                                   Retired; Vice Chairman and Director of
                                                   Borg-Warner Corporation, a publicly-held,
                                                   diversified manufacturing company, from 1985
                                                   until his retirement in 1987; Senior Vice
                                                   President of Finance of Borg-Warner prior to
                                                   1985.  Director of Service Corporation
                                                   International and Trustee of Benchmark Funds.

Terry J. Heinz                  46      1998       President, Chief Operating Officer and
                                                   Director of the Company since May 1993.
                                                   Director, President and Chief Executive
                                                   Officer of Huntco Steel, Inc. ("Huntco
                                                   Steel"), an indirect wholly-owned subsidiary
                                                   of the Company, since 1987.

B.D. Hunter<F3>                 67      1999       Chairman of the Board and Chief Executive
                                                   Officer of the Company since May 1993.
                                                   Chairman of the Board of Huntco Enterprises
                                                   and of Acquisitions and Farms since 1986.
                                                   Director of Service Corporation International,
                                                   Cash America International, Inc., and
                                                   Celebrity, Inc.  Director of Mark Twain
                                                   Bancshares, Inc., until April 25, 1997.

Robert J. Marischen<F3>         44      1999       Vice Chairman of the Board and Chief Financial
                                                   Officer of the Company since May 1993.
                                                   President, Chief Executive Officer and
                                                   Director of Huntco Enterprises, Acquisitions
                                                   and Farms since 1986 and Director and Vice
                                                   President of Huntco Steel and Midwest
                                                   Products, Inc. (also an indirect wholly-owned
                                                   subsidiary of the Company), since 1986 and
                                                   1989, respectively.

<F1>  Member of Audit Committee
<F2>  Member of Compensation Committee
<F3>  Member of Executive Committee



COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The business of the Company is under the general management of the Board of Directors (the "Board") as provided by the laws of Missouri, the state of incorporation. The Board of Directors held four meetings during the fiscal year ended April 30, 1997 ("Fiscal 1997"). It is anticipated that in future years the Board will continue to meet at least quarterly.

     Standing committees of the Board of Directors include the Executive Committee, the Audit Committee, and the Compensation Committee. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of three Board members. The Executive Committee did not hold any formal meetings during Fiscal 1997 but acted by unanimous written consent on six occasions during that period.

     The Audit Committee is comprised entirely of all of the Company's outside directors. The function of the Audit Committee is to: (i) assist in the selection of independent auditors; (ii) direct and supervise investigations into matters relating to audit functions; (iii) review with independent auditors the plans and results of the audit engagement; (iv) review the degree of independence of the auditors; (v) consider the range of audit and non-audit fees; and (vi) review the adequacy of the Company's system of internal accounting controls. During Fiscal 1997, the Audit Committee held two meetings.

     The Compensation Committee, comprised entirely of all of the Company's outside directors, is responsible for reviewing and approving salaries and annual incentive compensation for the executive officers and certain other officers and employees of the Company. During Fiscal 1997, the Compensation Committee met once.

    The entire Board serves in the capacity of a nominating committee. The Board will accept recommendations for nominations as directors from shareholders. Shareholders wishing to propose such nominees for consideration should write to Mr. B.D. Hunter, the Company's Chairman of the Board and Chief Executive Officer, at the principal executive office of the Company.

     During Fiscal 1997, all of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board and the committees of the Board on which each served. The two directors comprising the Board's slate of nominees for election at the Annual Meeting attended all of the meetings of the Board and the committees on which they served.

DIRECTORS' FEES

     Messrs. Hunter, Marischen and Heinz, as employees of the Company, receive neither retainers nor fees for attendance at Board or Board committee meetings. Messrs. Brandt, Gavin and McCarthy each receives $1,000 for every Board meeting they attend and $500 each for attendance at every meeting of those committees of the Board on which they serve. In addition, Mr. Gavin is paid $2,500 quarterly for serving on the Executive Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Acquisitions and Farms have expressed their intent to vote for Proposal 1, the election of the Board of Directors' slate of nominees. The Board recommends that the holders of the Class A Shares also vote "FOR" the Board's slate of nominees.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is a committee of outside directors, chaired by Mr. Michael M. McCarthy. Other members of the Compensation Committee are Mr. Donald E. Brandt and Mr. James J. Gavin, Jr.

     The Compensation Committee has the ultimate responsibility for aligning the Company's compensation programs with its business strategy and for assuring shareholders that pay delivery programs are effective, responsible and competitive when compared to similarly situated organizations. In that regard, the Compensation Committee is responsible for reviewing and approving salaries and annual incentive compensation of the Company's executive officers.

     This report documents the basis upon which compensation decisions were made for Fiscal 1997 with respect to Mr. B.D. Hunter, as the Company's Chief Executive Officer, and to its only other executive officers, Messrs. Marischen and Heinz.

COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

     It is the philosophy of the Company and the Compensation Committee that all compensation programs should provide a direct link between the performance of the Company and the compensation of its executive officers. Consistent with this philosophy, all of the executive officer compensation and benefit plans have been designed to motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. Toward this end, the Company has designed and implemented a compensation program for Messrs. Hunter, Marischen and Heinz which, in addition to base salary, focuses strongly on annual incentive compensation with bonus awards tied closely to the attainment of specified financial targets. The Compensation Committee also utilizes stock options as an integral component of its executive compensation program because it believes that this form of compensation provides the clearest link to enhanced shareholder value.

     The Company's executive compensation program is designed to provide the Compensation Committee with the flexibility to emphasize one component of the total compensation package over another as circumstances demand. Further, the Compensation Committee has the flexibility to revise the annual bonus component during any fiscal year to ensure that the incentive aspect of the Company's compensation system is preserved.

BASE SALARIES

     The Compensation Committee does not attempt to adhere to predefined specific quantitative or qualitative criteria in establishing base salary amounts, nor are certain criteria deemed more important or given more weight than other factors. In setting base salaries for Fiscal 1997 which it did in early April 1996, the Compensation Committee subjectively evaluated the Company's financial and operating results during the then current fiscal year and considered other subjective criteria, all as described below.

     Although net income and earnings per share during Fiscal 1996 were disappointing, the Compensation Committee recognized that these results were due to the combined negative effects of rapidly changing steel prices (which were beyond the control of the Company's executive officers) and to start-up costs and delays associated with the Company's new cold rolling complex in Blytheville, Arkansas. The Compensation Committee concluded that start-up costs and delays are to be expected for companies that attempt to grow and position themselves competitively for the future through capital expansion.
The members of the Compensation Committee believed that the negative effects had the greatest impact during the first half of Fiscal 1996 and concluded that but for the efforts of Messrs. Hunter, Marischen and Heinz, larger declines would have been sustained. The members of the Compensation Committee realized that the knowledge, leadership and experience of Messrs. Hunter, Marischen and Heinz would be essential to the continued growth and expansion of the Company during Fiscal 1997 and beyond.

     The Compensation Committee considered other criteria more subjective in nature in establishing base salaries for Fiscal 1997. Some of these subjective factors consisted of an evaluation of the executive officers' respective job responsibilities, the Compensation Committee's perception regarding their importance to the Company and its operations and comparison to the compensation to be paid to the Company's non-executive officers for the upcoming year.

     In recognition of the past efforts of Messrs. Hunter, Marischen and Heinz and the realization that to freeze the base salaries of its executives would effectively penalize them for their efforts to grow the Company internally and would be counterproductive and might even serve as a disincentive, and based upon expected increases in net sales, income from operations, net income and net income per share during Fiscal 1997, the Compensation Committee concluded that it would be appropriate to award each executive officer a six percent increase in their respective base salaries for Fiscal 1997. Base salaries for Fiscal 1997 for Messrs. Hunter, Marischen and Heinz are included in the "Salary" column of the Summary Compensation Table herein. The amount of the percentage increase was subjectively determined based upon the Compensation Committee's goal of arriving at base salaries which would be fair to both the Company and the executive officers based upon the evaluation of the criteria described above. Because the Compensation Committee believes the base salary to be reflective of the executives' respective value to the Company and the emphasis on incentive compensation described below, the Compensation Committee determined that future increases in base salary, if any, would not be automatic and would be reconsidered on an annual basis.

ANNUAL INCENTIVE COMPENSATION

     A significant portion of Messrs. Hunter's, Marischen's and Heinz's total compensation is at risk through annual incentive opportunities that have historically been linked to key financial objectives of the Company. The goal of this policy is to focus the Company's executive officers on the attainment of financial objectives that the Compensation Committee believes are significant determinants of the Company's share price over time.

     For Fiscal 1997, the Compensation Committee established a new incentive compensation program under which the amount of the bonuses to be paid to each of the Company's three executives would be based on an objective measurement of corporate performance which would correlate strongly with the interests of the Company's common stockholders -- earnings per share.

     In short, the total amount of the bonuses which Messrs. Hunter, Marischen and Heinz had the opportunity to earn was based upon the Company's attainment of various quarterly, year-to date and full year earnings per share targets established by the Compensation Committee. The targets were intended to be aggressive and challenging so that the Company would only be obligated to pay, and the executive officers would only be entitled to receive, increasingly higher bonus compensation if and to the extent the Company achieved increasingly higher earnings per share throughout the course of the fiscal year.

     Based on the Company's first quarter and second quarter earnings per share as applied to the earnings per share targets, Messrs. Hunter, Marischen and Heinz earned incentive compensation which equaled twenty percent of their respective base salaries. The amounts earned by Messrs. Hunter, Marischen and Heinz are set forth under the "Bonus" column in the Summary Compensation Table.

LONG TERM INCENTIVE COMPENSATION

     The Huntco Inc. 1993 Incentive Stock Plan (the "1993 Plan"), provides for the awards of non-qualified stock options to purchase Class A Shares, incentive stock options to purchase Class A Shares, restricted Class A Shares and stock appreciation rights.

     In July 1996, the Board amended the 1993 Plan pursuant to recently enacted regulations by the Securities and Exchange Commission in connection with
Section 16 of the Securities Exchange Act of 1934. One of the amendments allowed the Company to eliminate the Stock Option Committee; all compensation decisions affecting the Chief Executive Officer and the Company's other executive officers during Fiscal 1997, including the decisions to award stock options, were made by the Compensation Committee. All grants of benefits under the 1993 Plan are at the complete discretion of the Compensation Committee, which may award them based on whatever subjective or objective criteria it deems appropriate.

     In order to continue to focus the Company's executive officers on increasing shareholder value, during Fiscal 1997 the Compensation Committee granted options to purchase 10,000 shares of Class A common stock to each of Messrs. Hunter, Marischen and Heinz. These options were structured to vest twenty-five percent per year over four years, contain exercise prices equal to the fair market value of the Company's Class A common stock on the date of grant, and expire at the end of the fifth year from the date of grant. Through the grant of these options, the Compensation Committee believes that management's focus on the continued enhancement of shareholder returns via maximization of the company's stock price over this vesting period will be optimized.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As noted above, the percentage increase in base salary, the earnings per share targets and the number of non-qualified stock options awarded under the 1993 Plan with respect to Mr. Hunter, the Company's Chairman of the Board and Chief Executive Officer, were identical to the percentage increase in base salary, earnings per share targets and number of stock options awarded to Messrs. Marischen and Heinz, the Company's only other executive officers. Accordingly, the discussion of those components of the total compensation package set forth above are equally applicable to Mr. Hunter as they are to the Company's other executive officers.

     Mr. Hunter's total compensation exceeded that of Messrs. Marischen and Heinz during Fiscal 1997 because his base salary and the annual incentive bonus he received (which was based on his base salary) was higher than that of the Company's other executive officers. The difference in his base salary as compared to that of Messrs. Marischen and Heinz is not based on any objective measurement. Rather, it is based on the Compensation Committee's subjective evaluation of Mr. Hunter's performance as Chief Executive Officer of the Company since its initial public offering in June of 1993, its perception of Mr. Hunter's years of experience, leadership, general executive and managerial abilities and responsibilities and his vision with respect to the continued growth and expansion of the Company and his commitment to increasing shareholder value. None of the factors used to evaluate Mr. Hunter or to determine his base salary was given any more weight than any other factor.

LIMITATIONS OF TAX DEDUCTIONS FOR EXECUTIVE COMPENSATION

     The Internal Revenue Code, and the regulations promulgated thereunder, limit the tax deduction the Company may recognize for compensation paid to the executive officers whose compensation is listed in this Proxy Statement, to $1.0 million per person, per year. This deduction limit does not apply to compensation that complies with applicable provisions of such regulations. In order that awards made under the 1993 Plan could comply with the statute providing for the deductibility of executive compensation, during Fiscal 1997 the Company submitted an amendment to the vote of the Company's shareholders limiting the number of Class A Shares which may be awarded under the Plan to any one participant in any one calendar year to 60,000. This amendment was approved by the shareholders at the Company's Annual Meeting of Shareholders held on September 12, 1996.

     Because the Compensation Committee did not expect the compensation to be paid to such persons to exceed $1.0 million per person in Fiscal 1997, the Compensation Committee did not take any other action prior to or during Fiscal 1997 which would have been required to comply with the aforementioned statute so that the deduction limit would not apply. The Compensation Committee will continue to evaluate the other components of the Company's executive compensation program and will take the necessary actions with respect to such regulations if it is deemed appropriate to do so with respect to compensation to be paid to executive officers in future years.

Mr. Donald E. Brandt      Mr. James J. Gavin, Jr.     Mr. Michael M. McCarthy

              Being all the Members of the Compensation Committee


                              EXECUTIVE COMPENSATION

     The following tables provide compensation information and information about the amount and value of employee stock options held by the only three executive officers of the Company.

SUMMARY COMPENSATION TABLE
                                                                 Long Term
                                                             Compensation Awards
                                  Annual Compensation        -------------------      All Other
Name and                          -------------------       Securities Underlying    Compensation
Principal Position       Year     Salary($)<F1>  Bonus($)     Options/SARs(#)<F2>      ($)<F3>
------------------       ----     -------------  --------     -------------------     ---------
B.D. Hunter              1997     $291,500       $ 58,300          10,000                -
Chairman and Chief       1996     $275,000       $ 82,500            -                 $1,500
Executive Officer        1995     $250,000       $142,667          60,000              $1,308

Robert J. Marischen      1997     $265,000       $ 53,000          10,000              $3,000
Vice Chairman and        1996     $250,000       $ 75,000            -                 $1,500
Chief Financial Officer  1995     $225,000       $128,401          60,000              $1,468

Terry J. Heinz           1997     $260,000       $ 52,000          10,000              $3,000
President and Chief      1996     $245,000       $ 73,500            -                 $1,500
Operating Officer        1995     $220,000       $125,547          60,000              $1,416

<F1>     Amounts shown include cash compensation earned and received as well as compensation earned but deferred at the election of the executive officer.

<F2>     This column represents grants made under the 1993 Plan.

<F3>     Includes matching contributions by the Company during Fiscal 1997 to the accounts of the following individuals under the Huntco Inc. 401(k) Retirement Savings Plan, which is a defined contribution plan, as follows:  Mr. Hunter, $0; Mr. Marischen, $3,000; and Mr. Heinz, $3,000.


OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                            Annual Rates of Stock
                                                                              Price Appreciation
                    Individual Grants                                          for Option Term
---------------------------------------------------------------------------  -------------------
                                         % of Total
                                        Options/SARs
                   Number of Securities  Granted to   Exercise or
                   Underlying Options/  Employees in  Base Price  Expiration
    Name           SARs Granted(#)<F1>  Fiscal Year     ($/Sh)       Date    5%($)<F2> 10%($)<F2>
    ----           -------------------- ------------  ----------- ---------- --------- ---------
B. D. Hunter            10,000<F3>         10.2%        $12.50    04/03/2002  $34,535   $76,314
Robert J. Marischen     10,000<F3>         10.2%        $12.50    04/03/2002  $34,535   $76,314
Terry J. Heinz          10,000<F3>         10.2%        $12.50    04/03/2002  $34,535   $76,314

<F1>     No SARs were granted in tandem with the options.

<F2>     The dollar amounts under these columns are the result of calculations at the 5% and 10%
rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company's Class A Shares.  The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

<F3>     One-quarter of the options granted are exercisable on the first, second, third and fourth anniversaries of the date of the grant.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                          Number of Securities                Value of Unexercised
                         Underlying Unexercised             In-the-Money Options/SARs
                       Options/SARs at FY-End (#)               at FY-End ($)<F1>
                       -------------------------            -------------------------
Name                   Exercisable/Unexercisable            Exercisable/Unexercisable
----                   -------------------------            -------------------------
B. D. Hunter                  30,000/40,000                      <F2>/$5,000
Robert J. Marischen          180,000/40,000                      <F2>/$5,000
Terry J. Heinz               180,000/40,000                      <F2>/$5,000

<F1>     Represents the difference between (a) the closing price on the New York Stock Exchange on April 30, 1997 of the Class A Shares and (b) the exercise price of the employee stock options awarded to the named executive officer, which difference is multiplied by the number of options owned by the named executive officer.

<F2>     None of the employee stock options awarded to Messrs. Hunter, Marischen and Heinz which are exercisable are in-the-money.



CERTAIN CONTRACTS

     Both Messrs. Marischen and Heinz are parties to employment agreements with the Company (the "Employment Agreements"). Except for the base salaries to be paid to each thereunder (Mr. Marischen being contractually entitled to receive a base salary of not less than $265,000 in the fiscal year ended April 30, 1998 ("Fiscal 1998") and Mr. Heinz being contractually entitled to receive a base salary of not less than $260,000 in Fiscal 1998), the Employment Agreements are identical. Both Employment Agreements have automatic one-year renewals effective each April 30 (the "Renewal Term"), unless notice is given by either party thereto that such Employment Agreement is not to be renewed or unless the Employment Agreement has been terminated by the respective parties thereto or upon the occurrence of certain events specified in the Employment Agreements.

     Both Messrs. Marischen and Heinz are entitled to severance payments under the Employment Agreements upon termination of their employment. If the Company notifies either employee that the Employment Agreements will not be renewed at the expiration of any then current Renewal Term, the employee would be entitled to annual compensation payments for one year from the date of termination. If the employee is terminated due to incapacity, in addition to those benefits that are provided by retirement and benefit programs specifically adopted and approved by the Company for the employee that are earned and vested at the date of termination, the employee shall be entitled to receive his base salary compensation for the six months following such termination. If the Company terminates the employee "without cause" (as that term is provided in the Employment Agreements) prior to the expiration of any then current Renewal Term, then in addition to those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by the Company for employees that are earned and vested at the date of termination, the employee shall be entitled to his annual compensation payments for one year from the date of termination.

     The Employment Agreements also provide for severance payments of one year's base salary in the event that the employee voluntarily terminates his employment within 12 months following a "change of control" as defined in the Employment Agreements.

     During Fiscal 1997 the Compensation Committee adopted a resolution providing for the payment of bonuses to Messrs. Marischen and Heinz during Fiscal 1998 (the "1998 Bonus Arrangements") as described below.

     Under the 1998 Bonus Arrangements, the annual incentive bonuses Messrs. Marischen and Heinz will be entitled to earn will be paid quarterly, and will be based on the Company's quarterly, year-to-date and full year earnings per share. If earnings per share equals or exceeds certain specified targets, they each will earn an additional specified percentage of their respective annual base salaries for Fiscal 1998 (the "Fiscal 1998 Base Salaries") with the bonus percentage increasing if respectively higher earnings per share targets are met. The maximum annual incentive bonuses that could be paid to Messrs. Marischen and Heinz under the 1998 Bonus Arrangements equals 120% of their respective 1998 Base Salaries.

     The Company has agreed to reimburse Messrs. Marischen and Heinz for federal and state income taxes payable by them on the first $400,000 of taxable income recognized by each of them upon the exercise of options granted to them in May 1993 pursuant to the 1993 Plan. Neither Messrs. Marischen nor Heinz has exercised any of such options; therefore, no tax reimbursement has yet been made to them by the Company.

     In addition to medical and dental coverage to which all employees are entitled, the Company provides Messrs. Marischen and Heinz with supplemental health insurance pursuant to which the Company reimburses them for amounts they incur under the applicable insurance policies until the deductible limits or after policy limits are reached. Both Messrs. Marischen and Heinz also receive Company-paid long-term disability coverage and life insurance coverage under which death benefits are to be paid to the beneficiaries designated by each, use of a Company automobile and a Company-paid country club membership.

     Mr. Hunter is not a party to a written employment contract or bonus agreement. However, his compensation arrangement, including eligibility for a performance bonus and medical, dental and supplemental health insurance coverage, is identical to that contractually provided to Messrs. Marischen and Heinz. The Company intends to pay Mr. Hunter an annual base salary of $291,500 for Fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Brandt, Gavin and McCarthy, each of whom is a non-employee director. Messrs. Hunter and Marischen were present at the meeting of the Compensation Committee at which the remuneration for each of the Company's executive officers for Fiscal 1997 was determined.

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares cumulative total shareholder return to the cumulative total return of the S&P Industrials index and to a peer group index. The comparison of total return assumes that a fixed investment of $100 was invested on June 29, 1993 (the effective date of the Company's initial public offering) in the Company's Class A Shares and in each of the foregoing indices and further assumes the reinvestment of dividends. The information on the graph covers the period from June 29, 1993 through the end of Fiscal 1997, which concluded on April 30, 1997. Since there is no nationally recognized industry index consisting of intermediate steel processors to be used as a peer group index, the Company constructed its own peer group. This peer group is comprised of two companies which represent the only other public companies in the intermediate steel processing industry with a stock performance history dating back to June 29, 1993, namely Steel Technologies Inc. and Worthington Industries, Inc. Although certain other companies in the industry have completed initial public offerings since June 29, 1993, these companies cannot yet be used for comparative stock performance purposes. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                    [GRAPH]

                         June 29,                     April 30,
                         -------       --------------------------------------
                          1993          1994       1995      1996       1997
                          ----         ------     ------    ------     ------
     Huntco Inc.         100.00        112.12     103.12    105.26      78.85
     S&P Industrials     100.00        101.92     118.96    150.84     182.88
     Peer Group          100.00         91.74      92.14    100.30      95.47

                             CERTAIN TRANSACTIONS

     The Company is a party to two lease agreements with Farms. Under one agreement, the Company leases space for its executive offices located in Town & Country, Missouri, in an office building owned by Farms. During Fiscal 1997, lease payments paid by the Company to Farms under this lease were $22,800. The Company also leases a ranch facility in Colorado owned by Farms which the Company uses primarily for the entertainment of customers. During Fiscal 1997, the Company paid Farms $60,000 in lease payments relating to its use of the property in Colorado. It anticipates making similar payments under the aforementioned leases during the current fiscal year.

                            INDEPENDENT ACCOUNTANTS

     The Company is presently utilizing the services of Price Waterhouse LLP, independent accountants, who have been the Company's and its predecessors independent accountants since 1986, and who will serve as the Company's independent accountants for the fiscal year ending April 30, 1998. Representatives of Price Waterhouse will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive offices no later than April 3, 1998, in order to be considered for inclusion in the proxy materials.

                                OTHER MATTERS

     As stated elsewhere herein, the Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

     The expense of preparing, printing and mailing proxy materials to the holders of the Company's Class A Shares will be borne by the Company. In addition, proxies may be solicited personally or by telephone or telefax by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Shares.


August 1, 1997

                                  HUNTCO INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            For Annual Meeting of Shareholders on September 11, 1997


     The undersigned hereby appoints B. D. HUNTER, ROBERT J. MARISCHEN and TERRY J. HEINZ, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Huntco Inc. (the "Company"), to be held at Forest Hills Country Club, located at 36 Forest Club Drive, Chesterfield, Missouri 63005, on Thursday, September 11, 1997, at 10:00 a.m. local time, and all adjournments thereof, and to vote, as indicated below, the shares of Class A Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

1.  Election of  / / FOR all nominees listed below    / / WITHHOLD AUTHORITY
     Directors        (except as marked to the            to vote for all
                           contrary below)                nominees listed below

                    Donald E. Brandt and Michael M. McCarthy

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed.


Please date and sign on the reverse side and mail promptly in the enclosed envelope.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.


                                   Dated: ____________________________________


                                          ____________________________________
                                                       Signature

                                          ____________________________________
                                               (Signature if held jointly)

                                          Note:  Please sign exactly as your
                                          name or names appear hereon.  When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such.  If
                                          a corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.


PLEASE MARK, SIGN AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   APPENDIX

     Page 15 of the printed proxy statement contains a Stock Price Performance Graph. The information contained in the graph is depicted in the table that immediately follows the graph.